Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Steelcase Inc. Retirement Plan
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-84251) of our report dated July 12, 2006 relating to the financial statements and supplemental schedule of the Steelcase Inc. Retirement Plan for the year ended February 28, 2006.
BDO Seidman, LLP
Grand Rapids, Michigan
July 27, 2006